UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2026

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.
On May 11, 2026, AmeriGas Partners, L.P. (“AmeriGas Partners”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), indirect, wholly owned subsidiaries of UGI Corporation (the “Company”), commenced a private offering (the “Offering”) pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of $500.0 million in aggregate principal amount of senior notes due 2031 (the “Notes”). The Offering is subject to market conditions.
In addition, on May 11, 2026 the Issuers announced the commencement of offers to purchase for cash (i) any and all of the Issuers’ outstanding 5.750% Senior Notes due 2027 (the “2027 Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 11, 2026, and the related Letter of Transmittal and Notice of Guaranteed Delivery (the “2027 Notes Tender Offer”) and (ii) up to $175.0 million aggregate principal amount (the “Tender Cap”) of the Issuers’ outstanding 9.375% Senior Notes due 2028 (the “2028 Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 11, 2026 (the “2028 Notes Tender Offer” and, together with the 2027 Notes Tender Offer, the “Tender Offers”).
The Issuers will not be required to purchase any of the corresponding Notes tendered unless certain conditions have been satisfied, including, but not limited to, the Issuers’ successful completion of one or more financing transactions, in an amount sufficient, together with cash previously received by AmeriGas Partners in connection with an equity contribution by its parent, originally funded by UGI International, LLC (“UGI International”), a wholly owned indirect subsidiary of the Company (the “Equity Contribution”), and cash on hand, to (i) fund the purchase of validly tendered 2027 Notes accepted for purchase in the 2027 Notes Tender Offer, and the redemption of any such 2027 Notes remaining thereafter, (ii) fund the purchase up to the Tender Cap of 2028 Notes accepted for purchase in the 2028 Notes Tender Offer, (iii) repay $150.0 million in outstanding indebtedness under the intercompany loan between AmeriGas Partners and UGI International and (iv) pay all related fees and expenses associated with the foregoing.
Substantially concurrently with the commencement of the 2027 Notes Tender Offer, the Issuers will issue a conditional notice of full redemption to redeem any 2027 Notes not purchased in the 2027 Notes Tender Offer and that remain outstanding pursuant to the indenture governing the 2027 Notes (the “2027 Notes Indenture”). The redemption of the 2027 Notes will be conditioned upon the receipt by the Issuers of funds in an amount sufficient to (i) fund the purchase of validly tendered 2027 Notes accepted for purchase in the 2027 Notes Tender Offer, and the redemption of any such 2027 Notes remaining thereafter, (ii) fund the purchase up to the Tender Cap of 2028 Notes accepted for purchase in the 2028 Notes Tender Offer, (iii) repay $150.0 million in outstanding indebtedness under the intercompany loan between AmeriGas Partners and UGI International and (iv) pay all related fees and expenses associated with the foregoing. Promptly following the expiration date of the 2027 Notes Tender Offer, as set forth in the Offer to Purchase relating to the 2027 Notes Tender Offer, the Issuers currently intend to satisfy and discharge their obligations under the 2027 Notes and the 2027 Notes Indenture by depositing with the paying agent for the 2027 Notes sufficient funds to pay the principal of, premium on and accrued and unpaid interest on the 2027 Notes to, but excluding, the redemption date. The redemption of the 2027 Notes is being made solely pursuant to the conditional notice of redemption that has been delivered pursuant to the 2027 Notes Indenture, and nothing contained herein constitutes a notice of redemption thereof.
The Issuers intend to use the net proceeds of the issuance of the Notes, together with the Equity Contribution and cash on hand, to (i) fund the Tender Offers and the redemption of any 2027 Notes not repurchased in the 2027 Notes Tender Offer, (ii) repay $150.0 million in outstanding indebtedness under an intercompany loan between AmeriGas Partners and UGI International and (iii) pay related fees and expenses.
The Issuers have made available a presentation to prospective investors in connection with marketing the Offering. The investor presentation disclosed certain information that supplements or updates certain prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith such information as Exhibit 99.1 to this Current Report on Form 8‑K.
This information, including Exhibit 99.1 referenced herein, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a registration statement or filing by the Company under the Exchange Act, only if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.
This Current Report on Form 8‑K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.
On May 11, 2026, the Company issued a press release announcing the Offering. A copy of the Press Release announcing the Offering is attached hereto as Exhibit 99.2.
On May 11, 2026, the Company issued a press release announcing the commencement of the Tender Offers. A copy of the Press Release announcing the Tender Offers is attached hereto as Exhibit 99.3.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number:	Description
99.1	The Investor Presentation of AmeriGas Partners, L.P. dated May 2026.

99.2	Press Release of UGI Corporation dated May 11, 2026 announcing the private offering of $500.0 million of senior notes due 2031 by AmeriGas Partners, L.P. and AmeriGas Finance Corp.

99.3
Press Release of UGI Corporation dated May 11, 2026 announcing the commencement of cash tender offers for (i) any and all of the AmeriGas Partners, L.P.’s and AmeriGas Finance Corp.’s then-outstanding 5.750% Senior Notes due 2027 and (ii) up to $175.0 million aggregate principal amount of AmeriGas Partners, L.P.’s and AmeriGas Finance Corp.’s then-outstanding 9.375% Senior Notes due 2028.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

May 11, 2026	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary